Exhibit 16.1

U.S. Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, NW
Washington, DC 20549

Re: iBiz Technology Corp. File No. 0-27619

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of iBiz Technology Corp. dated August 16, 2005, and agree with the statements concerning our Firm contained therein.

Very truly yours,

                                       /s/ FARBER & HASS LLP
                                       ---------------------
                                       FARBER & HASS LLP
                                       Camarillo, California